Fourth Quarter 2021 Earnings Conference Call Teleflex Incorporated

2 The release, accompanying slides, and replay webcast are available online at www.teleflex.com (click on Investors) An audio replay of the call will be available beginning at 11:00 am Eastern Time on February 24, 2022 either on the Teleflex website or by telephone. The call can be accessed by dialing (800) 585-8367 (U.S./Canada) or (416) 621-4642 (International). The confirmation code is 1028958. Conference Call Logistics

3 Today’s Speakers Liam Kelly Chairman, President and CEO Lawrence Keusch VP, Investor Relations and Strategy Development Thomas Powell Executive VP and CFO

4 This presentation contains forward-looking statements, including, but not limited to, our expectation that market building activities related to our UroLift® System in Japan continue during the first quarter of 2022; our forecasted 2022 GAAP and constant currency revenue growth, GAAP and adjusted gross and operating margins and GAAP and adjusted earnings per share and, in each case, our estimates with respect to the items expected to impact those forecasted results; our expectation that the COVID-19 pandemic will have less of an impact on our business and financial performance in 2022 than in 2021; our expectation that, despite meaningful inflationary headwinds, we will be able to achieve gross margin expansion in 2022 that will fully fund operating expense to drive durable revenue growth; charges we expect to incur in connection with the restructuring program we commenced in the second quarter of 2021 related to our divestiture of a significant portion of our respiratory business (the “Respiratory divestiture plan”) and our other ongoing restructuring programs; estimated annualized pre-tax savings we expect to realize in connection with our ongoing restructuring programs and a similar initiative within our OEM segment (the “OEM initiative”); our expectations with respect to when we will begin to realize savings from our ongoing restructuring programs and the OEM initiative; our expectations as to when the Respiratory divestiture plan, our other ongoing restructuring programs and the OEM initiative will be substantially completed; our assumptions with respect to the euro to U.S. dollar exchange rate for 2022 and our adjusted weighted average shares for 2022; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward–looking statements. These risks and uncertainties are addressed in our SEC filings, including our most recent Form 10-K. We expressly disclaim any obligation to update forward-looking statements, except as otherwise specifically stated by us or as required by law or regulation. Note on Non-GAAP Financial Measures This presentation refers to certain non-GAAP financial measures, including, but not limited to, constant currency revenue growth, adjusted diluted earnings per share, adjusted gross and operating margins, adjusted tax rate and adjusted revenues reflecting the divestiture of our respiratory business. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Tables reconciling these non-GAAP financial measures to the most comparable GAAP financial measures are contained within this presentation and the appendices at the end of this presentation. Additional Notes This document contains certain highlights with respect to our fourth quarter 2021 performance and developments and does not purport to be a complete summary thereof. Accordingly, we encourage you to read our Earnings Release for the quarter ended December 31, 2021 located in the investor section of our website at www.teleflex.com and our Annual Report on Form 10-K for the year ended December 31, 2021 to be filed with the Securities and Exchange Commission. Unless otherwise noted, the following slides reflect continuing operations. Note on Forward-Looking Statements

5 Liam Kelly - Chairman, President and CEO Executive Overview

6 Q4'21 and Full Year Highlights ◦ Q4'21 constant currency revenue grew 7.9% year-over-year ◦ Q4'21 adjusted gross and operating margins expanded significantly year-over-year ◦ Q4'21 adjusted earnings per share increased 10.8% year-over-year Q4 Performance Summary ◦ Revenue increased 8.8% vs. prior year on a constant currency basis ◦ Adjusted gross margin and operating margin increased 270 bps and 310 bps, respectively ◦ Adjusted EPS of $13.33 increased 24.9% year-over-year 2021 Performance Summary • Note: See tables appearing in this presentation and the appendices hereto for reconciliations of non-GAAP financial information.

7 Q4'21 Segment Revenue Review Three Months Ended % Increase/ Decrease Dollars in Millions December 31, 2021 December 31, 2020 Reported Revenue Growth Currency Impact Constant Currency Growth Americas $451.7 $419.5 7.7% 0.1% 7.6% EMEA $164.5 $161.4 1.9% (2.9)% 4.8% Asia $78.5 $78.6 (0.1)% (0.6)% 0.5% OEM $67.2 $51.7 30.0% (0.9)% 30.9% TOTAL $761.9 $711.2 7.1% (0.8)% 7.9%

8 Q4'21 Global Product Category Revenue Review Three Months Ended % Increase/ Decrease Dollars in Millions December 31, 2021 December 31, 2020 Reported Revenue Growth Currency Impact Constant Currency Growth Vascular Access $193.0 $182.5 5.8% (0.6)% 6.4% Interventional $114.9 $106.7 7.7% (0.5)% 8.2% Anesthesia $102.8 $86.1 19.4% (1.1)% 20.5% Surgical $106.4 $92.3 15.3% (0.8)% 16.1% Interventional Urology $92.9 $93.9 (1.0)% —% (1.0)% OEM $67.2 $51.7 30.1% (0.8)% 30.9% Other(1) $84.7 $98.1 (13.7)% (1.5)% (12.2)% TOTAL $761.9 $711.2 7.1% (0.8)% 7.9% ◦ 1. Includes revenues generated from sales of the Company’s respiratory and urology products (other than interventional urology products). • Note: (1) Includes revenues generated from the Company’s respiratory and urology products (other than interventional urology products), and products sold to Medline pursuant to the manufacturing and supply transition agreement executed in June of 2021.

Clinical and Commercial Updates

Interventional Urology: National DTC Campaign Update

- 2021 DTC campaign generated nearly double the impressions of 2020 campaign.
- Brand awareness for targeted men w/ BPH increased by 60% to 16% following 2021 campaign.
- Continuing to invest in 2022 DTC campaign.

Interventional Urology: UroLift® 2 System Progress

- Remain on track for the majority of N. American accounts to be converted by the end of 2022.
- Production capacity ramping to support demand.

Interventional Urology: Japan Commercial Progress

- Reimbursement commences on April 1, 2022.
- Market building activities continue during Q1 2022.

UROLIFT 2



UROLIFT ATC
Advanced Tissue Control



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Teleflex®

Clinical and Commercial Updates

Interventional: Expanded Indication for CTO-PCI

- FDA 510(k) clearance received for use of specialty catheters and guidewires[1] in chronic total occlusions (CTOs), based on successful results from a peer-reviewed, prospective, single-arm IDE study that enrolled 150 patients across 13 investigational centers in the US.
- The study met the protocol's primary endpoint of procedural success[2], and achieved technical success[3] in more than 93% of cases.

Interventional: Salesforce Expansion Complete

- Significant expansion of clinical specialists to train interventional cardiologists and support greater utilization of Interventional products, including the Manta® Vascular Closure Device and Arrow® OnControl® Powered Bone Access System.

Interventional: Manta® Vascular Closure Device Update

- Manta® Vascular Closure Device 14 FR depth locator launching in Q1, facilitating the use of Manta® for Impella® Emergent/Cardiogenic Shock procedures.


Specialty Coronary Guidewires


Turnpike® Catheters


GuideLiner® V3 Catheter


TrapLiner® Catheter


Manta® Vascular Closure Device

Notes: (1) Expanded indication is for GuideLiner® V3 Catheter, TrapLiner® Catheter,Turnpike® Catheters (including Spiral, Gold and LP), and Spectre™, Raider™, Bandit™, Warrior™, and R350™ Guidewires. (2) I.e., free of major adverse cardiovascular events, MACE. (3) Defined as successful guidewire recanalization.
Impella is a registered trademark of Abiomed, Inc.

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Teleflex®

11 Thomas Powell - Executive VP and CFO Financial Overview

12 Q4'21 Financial Review ◦ GAAP gross margin of 55.1%, up 120 bps year-over-year ◦ Adjusted gross margin of 58.8%, up 80 bps year-over-year ◦ GAAP operating margin of 20.4%, up 700 bps year-over-year ◦ Adjusted operating margin of 27.6%, up 100 bps year-over-year Gross margin Operating margin Global revenue growth ◦ GAAP tax rate of 11.0%, compared to (0.1)% in prior year period ◦ Adjusted tax rate of 13.8%, up 370 bps year-over-year Effective tax rate ◦ GAAP EPS of $2.69 vs. $1.62 in prior year period ◦ Adjusted EPS of $3.60, up 10.8% year-over-year Earnings per share ◦ Revenue increased 7.1% year-over-year on a GAAP basis ◦ Revenue increased 7.9% year-over-year on a constant currency basis Note: See appendices for reconciliations of non-GAAP financial information.

13 2022 Financial Guidance Summary 2022 Guidance Low High GAAP Revenue Growth 2.3% 3.8% Impact of Foreign Exchange Rate Fluctuations (1.7)% (1.7)% Constant Currency Revenue Growth (1) 4.0% 5.5% Adjusted Gross Margin 59.75% 60.25% Adjusted Operating Margin 27.75% 28.25% Adjusted EPS $13.70 $14.30 Adjusted EPS % Growth 2.8% 7.3% Note: See appendices for reconciliations of non-GAAP information Notes: (1) Constant currency growth includes a 1.6% headwind for the divestiture of the respiratory assets. See appendices for reconciliations of non-GAAP financial information.

14 Outlook Includes: • Expect less impact from COVID-19 global pandemic in 2022 versus 2021 • Euro to U.S. Dollar exchange rate assumed to be approximately 1.12 for full year 2022 • Adjusted weighted average shares assumed to be approximately 47.7 million for full year 2022 Outlook Excludes: • Any potential benefit from a substantial surge in COVID-related buying or a meaningful reduction in procedure backlog • Material regulatory, healthcare, or U.S. tax reforms • Future M&A opportunities 2022 Shipping days differentials: • Q1’22 vs. Q1’21: 1 less day • FY’22 vs. FY’21: 1 less day Key Assumptions for 2022 Financial Guidance

15 Key Takeaways Diversified product portfolio enabled Teleflex to deliver high- single digit constant currency growth even with greater than expected disruption from COVID-19 Continue to execute on our strategy to drive durable growth with investment in organic growth opportunities, margin expansion, and deployment of capital for M&A 2022 financial guidance contemplates gross margin expansion despite meaningful inflationary headwinds, fully-funding opex to drive durable revenue growth

16 16 16 Thank You Teleflex, the Teleflex logo, are trademarks or registered trademarks of Teleflex Incorporated or its affiliates, in the U.S. and/or other countries. © 2021 Teleflex Incorporated. All rights reserved. MCI-2021-0563.

17 Appendices

18 Non-GAAP Financial Measures The presentation to which these appendices are attached and the following appendices include, among other things, tables reconciling the following applicable non-GAAP financial measures to the most comparable GAAP financial measure: ◦ Constant currency revenue growth. This non-GAAP measure is based upon net revenues, adjusted to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends. ◦ Adjusted diluted earnings per share. This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) “other items” identified in note (C) to the reconciliation tables appearing in Appendices A1, A2, A3 and A4; (iv) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation; (v) intangible amortization expense; and (vi) tax adjustments. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends. ◦ Adjusted gross profit and margin. These measures exclude, depending on the period presented, the impacts of (i) restructuring, restructuring related and impairment items, (ii) acquisition, integration and divestiture related items and (iii) “other items” identified in note (C) to the reconciliation tables appearing in Appendices A1, A2, A3 and A4. ◦ Adjusted operating profit and margin. These measures exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items; (ii) acquisitions, integration and divestiture related items; (iii) “other items” identified in note (C) to the reconciliation tables appearing in Appendices A1, A2, A3 and A4; (iv) intangible amortization expense; and (v) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation. ◦ Adjusted tax rate. This measure is the percentage of the Company’s adjusted taxes on income from continuing operations to its adjusted income from continuing operations before taxes. Adjusted taxes on income from continuing operations excludes, depending on the period presented, the impact of tax benefits or costs associated with (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) “other items” identified in note (C) to the reconciliation tables appearing in Appendices A1, A2, A3 and A4; (iv) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation; (v) intangible amortization expense; and (vi) tax adjustments. ◦ Adjusted Revenues. This measure excludes historical revenues associated with the respiratory business that we recently divested. We believe that this measure facilitates an understanding of our past operating performance exclusive of a business that will no longer impact our operating performance in future periods, and thus will enable more meaningful comparisons between past and future periods.

19 Non-GAAP Adjustments The following is an explanation of certain of the adjustments that are applied with respect to one or more of the non-GAAP financial measures that appear in the presentation to which these appendices are attached: Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with the restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. Impairment charges occur if, due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results. Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; and bridge loan facility and backstop financing fees in connection with loan facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of a divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. Other items - These are discrete items that occur sporadically and can affect period-to-period comparisons. See footnote C to the reconciliation tables set forth below. European medical device regulation - The European Union (“EU”) has adopted the EU Medical Device Regulation (“MDR”), which replaces the existing Medical Devices Directive (“MDD”) and imposes more stringent requirements for the marketing and sale of medical devices in the EU, including requirements affecting clinical evaluations, quality systems and post-market surveillance. Manufacturers of currently marketed medical devices had until May 2020 to meet the MDR requirements, although certain devices that previously satisfied MDD requirements can continue to be placed on the EU market until May 2024, subject to certain limitations. Significantly, the MDR will require the re-registration of previously approved medical devices. As a result, Teleflex will incur expenditures in connection with the new registration of medical devices that previously had been registered under the MDD. Therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters (in contrast, no adjustment has been made to exclude expenditures related to the registration of medical devices that were not registered previously under the MDD).

20 Non-GAAP Adjustments Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law or certain other discrete changes affecting our deferred tax liability.

Appendix A1 – Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended December 31, 2021

	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	55.1%	29.9%	4.7%	20.4%	$143.3	$15.8	11.0%	$2.69
Adjustments								
Restructuring, restructuring related and impairment items (A)	1.1	(0.2)	—	1.4	10.5	(0.1)		0.22
Acquisition, integration and divestiture related items (B)	—	0.3	—	(0.4)	(2.7)	0.0		(0.06)
Other items (C)	(0.3)	—	—	(0.3)	(2.2)	(0.6)		(0.03)
MDR	—	—	(1.1)	1.1	8.7	0.0		0.18
Intangible amortization expense	2.9	(2.4)	—	5.4	40.8	4.6		0.76
Tax adjustments	—	—	—	—	0.0	7.7		(0.16)
Adjustments total	3.7	(2.3)	(1.1)	7.2	55.1	11.6		0.91
Adjusted basis	**58.8%**	**27.6%**	**3.6%**	**27.6%**	**$198.4**	**$27.4**	**13.8%**	**$3.60**

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues. (2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

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Teleflex®

Appendix A2 – Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended December 31, 2020

	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	53.9%	32.7%	4.7%	13.4%	$76.6	$0.0	(0.1)%	$1.62
Adjustments								
Restructuring, restructuring related and impairment items (A)	1.0	—	—	4.1	29.3	1.8		0.58
Acquisition, integration and divestiture related items (B)	0.1	(2.9)	—	2.9	20.7	0.5		0.43
Other items (C)	—	(0.1)	—	0.1	0.6	0.1		0.01
MDR	—	—	(0.5)	0.5	3.8	(0.1)		0.08
Intangible amortization expense	3.0	(2.6)	—	5.6	40.0	5.5		0.73
Tax adjustments	—	—	—	—	0.0	9.5		(0.20)
Adjustments total	4.1	(5.6)	(0.5)	13.2	94.4	17.3		1.63
Adjusted basis	**58.0%**	**27.1%**	**4.2%**	**26.6%**	**$171.0**	**$17.3**	**10.1%**	**$3.25**

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues. (2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

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Teleflex®

Appendix A3 – Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Year ended December 31, 2021

	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	55.2%	30.6%	4.7%	22.4%	$559.5	$74.3	13.3%	$10.23
Adjustments								
Restructuring, restructuring related and impairment items (A)	1.0	(0.1)	—	1.9	52.9	4.3		1.03
Acquisition, integration and divestiture related items (B)	0.1	(0.4)	—	(2.7)	(75.7)	(14.6)		(1.29)
Other items (C)	(0.1)	0.2	—	(0.3)	4.5	2.2		0.04
MDR	—	—	(0.9)	0.8	22.9	0.0		0.48
Intangible amortization expense	3.2	(2.7)	—	5.9	165.6	25.5		2.96
Tax adjustments	—	—	—	—	0.0	5.8		(0.12)
Adjustments total	4.2	(3.0)	(0.9)	5.6	170.2	23.2		3.10
Adjusted basis	**59.4%**	**27.6%**	**3.8%**	**28.0%**	**$729.7**	**$97.5**	**13.4%**	**$13.33**

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues. (2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

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Teleflex®

***Appendix A4** – Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)*

Year ended December 31, 2020

	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	52.2%	29.3%	4.7%	16.7%	$357.7	$21.9	6.1%	$7.10
Adjustments								
Restructuring, restructuring related and impairment items (A)	1.0	—	—	2.6	65.2	3.0		1.32
Acquisition, integration and divestiture related items (B)	0.1	1.2	—	(1.1)	(26.8)	1.2		(0.59)
Other items (C)	—	—	—	—	1.1	0.3		0.02
MDR	—	—	(0.4)	0.4	11.3	0.0		0.24
Intangible amortization expense	3.4	(3.0)	—	6.3	158.7	24.3		2.83
Tax adjustments	—	—	—	—	0.0	12.0		(0.25)
Adjustments total	4.5	(1.8)	(0.4)	8.2	209.5	40.8		3.57
Adjusted basis	**56.7%**	**27.5%**	**4.3%**	**24.9%**	**$567.2**	**$62.7**	**11.1%**	**$10.67**

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues. (2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

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Teleflex®

25 Appendix A tickmarks a. Restructuring, restructuring related and impairment items – For the three months ended December 31, 2021, pre-tax restructuring charges were $1.3 million; pre-tax restructuring related charges were $9.2 million. For the three months ended December 31, 2020, pre-tax restructuring charges were $0.4 million, pre-tax restructuring related charges were $7.5 million, and pre-tax impairment charges were $21.4 million. For the twelve months ended December 31, 2021, pre-tax restructuring charges were $15.0 million, pre-tax restructuring related charges were $31.2 million; and pre-tax impairment charges were $6.7 million. For the year ended December 31, 2020, pre-tax restructuring charges were $17.1 million, pre-tax restructuring related charges were $26.7 million, and pre-tax impairment charges were $21.4 million. b. Acquisition, integration and divestiture related items – For the three months ended December 31, 2021, these charges primarily related to the reversal of contingent consideration liabilities, charges related to our divestiture of certain respiratory assets, and charges related to a legal entity restructuring. For the three months ended December 31, 2020, these charges primarily related to contingent consideration liabilities, reversal of previously recognized income related to a distributor conversion in Japan, and charges primarily related to our acquisition of Z-Medica, LLC. For the year ended December 31, 2021, these items primarily related to a net gain on our divestiture of certain respiratory assets, charges related to contingent consideration liabilities, charges incurred in connection with the Z-Medica, LLC acquisition, and a related legal entity restructuring. For the year ended December 31, 2020, these items primarily related to the reversal of contingent consideration liabilities, partially offset by charges primarily related to our acquisitions of IWG High Performance Conductors, Inc. and Z-Medica, LLC. and the reversal of previously recognized income related to a distributor conversion in Japan. c. Other items – For the three months and year ended December 31, 2021 other items related to the reversal of a contingent liability related to a foreign tax matter. For the year ended December 31, 2021 other items related to charges incurred in connection with a debt extinguishment; the reversal of contingent liabilities related to tariffs and another foreign tax matter; and a benefit from a prior year tax matter. For the three months ended December 31, 2020, other items included expenses associated with a franchise audit. For the year ended December 31, 2020, other items included expenses associated with a franchise tax audit and prior year tax matters. See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

Appendix B – Restructuring and Other Similar Cost Savings Initiatives

Dollars in Millions	Estimated Total	Actual Results through December 31, 2021	Estimated remaining
Restructuring charges - Restructuring plans (1)	$102 - $110	$99	$3 - $11
Restructuring charges - Respiratory divestiture plan	5 - 8	3	2 - 5
Total restructuring charges	107 - 118	102	5 - 16
Restructuring related charges - Restructuring plans (1)	128 - 146	101	27 - 45
Restructuring related charges - Respiratory divestiture plan	19 - 22	3	16 - 19
Total restructuring related charges (2)	147 - 168	104	43 - 64
Total charges	**$254 - $286**	**206**	**$48 - $80**
OEM initiative annual pre-tax savings	$6 - $7	$2	$4 - $5
Pre-tax savings- Restructuring plans (1) (3)	88 - 97	55	33 - 42
Total annual pre-tax savings	**$94 - $104**	**$57**	**$37 - $47**

Notes: (1) Restructuring plans consist of the 2021 Restructuring program and the 2019, 2018 and 2014 Footprint realignment plans. (2) Represents charges that are directly related to restructuring programs and principally constitute costs to transfer manufacturing operations to existing lower-cost locations, project management costs and accelerated depreciation, as well as a charge that is expected to be imposed by a taxing authority as a result of our exit from facilities in the authority's jurisdiction. Most of these charges (other than the tax charge) are expected to be recognized as cost of goods sold. (3) The majority of the pre-tax savings are expected to result in reductions to cost of goods sold. Substantially all of the estimated remaining savings are expected to be realized between January 1, 2022 and December 31, 2023.

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Teleflex®

27 Respiratory divestiture plan In 2021, in connection with the Respiratory business divestiture, we committed to a restructuring plan designed to separate the manufacturing operations that will be transferred to Medline from those that will remain with Teleflex, which includes related workforce reductions (the “Respiratory divestiture plan”). The plan includes expanding certain of our existing locations to accommodate the transfer of capacity from the sites that will be transferred to Medline and replicating the manufacturing processes at alternate existing locations. We expect this plan will be substantially completed by the end of 2023. We estimate that we will incur aggregate pre-tax restructuring and restructuring related charges in connection with the Respiratory divestiture plan of $24 million to $30 million and substantially all of these charges will result in cash outlays, the majority of which will be made in 2022 and 2023. Additionally, we expect to incur $22 million to $28 million in aggregate capital expenditures under the plan, which we expect will be incurred mostly in 2022 and 2023. Anticipated charges and pre-tax savings related to restructuring programs and other similar cost savings initiatives During the first quarter of 2021, we committed to a restructuring plan designed to streamline various business functions across our segments (the "2021 Restructuring plan"). The plan was substantially completed by the end of 2021 and we expect future restructuring charges associated with the program, if any, to be nominal. We will achieve annual pre-tax savings of $15 million as a result of this plan. We have ongoing restructuring programs consisting of the consolidation of our manufacturing operations (referred to as our 2019, 2018 and 2014 Footprint realignment plans) in addition to the Respiratory divestiture plan and the 2021 Restructuring plan.. We also have similar ongoing activities to relocate certain manufacturing operations within our OEM segment (the "OEM initiative") that do not meet the criteria for a restructuring program under applicable accounting guidance; nevertheless, the activities should result in cost savings (we expect only minimal costs to be incurred in connection with the OEM initiative). With respect to the restructuring programs and the OEM initiative, the table below summarizes charges incurred or estimated to be incurred and estimated annual pre-tax savings to be realized as follows: (1) with respect to charges (a) the estimated total charges that will have been incurred once the restructuring programs and the OEM initiative are completed; (b) the charges incurred through December 31, 2021; and (c) the estimated charges to be incurred from January 1, 2022 through the last anticipated completion date of the restructuring programs and the OEM initiative, and (2) with respect to estimated annual pre-tax savings (a) the estimated total annual pre-tax savings to be realized once the restructuring programs and OEM initiative are completed; (b) the estimated annual pre-tax savings realized based on the progress of the restructuring programs and the OEM initiative through December 31, 2021; and (c) the estimated additional annual pre-tax savings to be realized from January 1, 2022 through the last anticipated completion date of the restructuring programs and the OEM initiative. Estimated charges and pre-tax savings are subject to change based on, among other things, the nature and timing of restructuring activities and similar activities, changes in the scope of restructuring programs and the OEM initiative, unanticipated expenditures and other developments, the effect of additional acquisitions or dispositions and other factors that were not reflected in the assumptions made by management in previously estimating restructuring and restructuring related charges and estimated pre-tax savings. Moreover, estimated pre-tax savings constituting efficiencies with respect to increased costs that otherwise would have resulted from business acquisitions involve, among other things, assumptions regarding the cost structure and integration of businesses that previously were not administered by our management, which are subject to a particularly high degree of risk and uncertainty. It is likely that estimates of charges and pre-tax savings will change from time to time, and the table below may reflect changes from amounts previously estimated. Additional details, including estimated charges expected to be incurred in connection with our restructuring programs and the anticipated completion dates, are described in Note 5 to the consolidated financial statements included in the Annual Report on Form 10-K. Pre-tax savings may be realized during, and subsequent to, the completion of the restructuring programs. Pre-tax savings can also be affected by increases or decreases in sales volumes generated by the businesses impacted by the consolidation of manufacturing operations; such variations in revenues can increase or decrease pre-tax savings generated by the consolidation of manufacturing operations. For example, an increase in sales volumes generated by the impacted businesses, although likely to increase manufacturing costs, may generate additional savings with respect to costs that otherwise would have been incurred if the manufacturing operations were not consolidated. Appendix B – Disclosure

28 Additional details, including estimated charges expected to be incurred in connection with our restructuring programs and the anticipated completion dates, are described in Note 5 to the condensed consolidated financial statements in our 10-K filing. Pre-tax savings may be realized during, and subsequent to, the completion of the restructuring program. Pre-tax savings can also be affected by increases or decreases in sales volumes generated by the businesses impacted by the consolidation of manufacturing operations; such variations in revenues can increase or decrease pre-tax savings generated by the consolidation of manufacturing operations. For example, an increase in sales volumes generated by the impacted businesses, although likely to increase manufacturing costs, may generate additional savings with respect to costs that otherwise would have been incurred if the manufacturing operations were not consolidated. Appendix B – Disclosure

29 Appendix C – December 31, 2021 Year-to-Date GPO and IDN Review Group Purchasing Organization Update Q1’21 Q2'21 Q3'21 Q4'21 Renewed agreements 6 9 10 4 New agreements 1 0 3 2 Existing agreements lost 1 1 2 0 Q1’21 Q2'21 Q3'21 Q4'21 Renewed agreements 13 8 4 5 New agreements 7 13 5 7 Existing agreements lost 0 0 0 0 IDN Update

30 Appendix D - 2022 Adj. Gross Margin Guidance Reconciliation 2022 Guidance Low High Forecasted GAAP Gross Margin 55.85% 56.35% Estimated restructuring, restructuring related and impairment items 0.90% 0.90% Estimated acquisition, integration, and divestiture related items —% —% Estimated intangible amortization expense 3.00% 3.00% Forecasted Adjusted Gross Margin 59.75% 60.25% 2022 Guidance Low High Forecasted GAAP Operating Margin 19.75% 20.25% Estimated restructuring, restructuring related and impairment items 1.10% 1.10% Estimated acquisition, integration, and divestiture related items —% —% Estimated MDR 1.30% 1.30% Estimated intangible amortization expense 5.60% 5.60% Forecasted Adjusted Operating Margin 27.75% 28.25%

31 Appendix E – Reconciliation of 2022 Adjusted Earnings Per Share Guidance 2022 Guidance Low High Forecasted GAAP Diluted Earnings Per Share from continuing operations $8.90 $9.50 Estimated restructuring, restructuring related and impairment items, net of tax $0.74 $0.74 Estimated acquisition, integration, and divestiture related items, net of tax $0.01 $0.01 Estimated other items, net of tax $0.00 $0.00 Estimated MDR, net of tax $0.79 $0.79 Estimated intangible amortization expense, net of tax $3.26 $3.26 Forecasted Adjusted Diluted Earnings Per Share from continuing operations, net of tax $13.70 $14.30

32 Appendix F – Revenue Schedules for Divested Respiratory Assets ($000s) As Reported Divested respiratory business Adjusted 20 19 Q1 613.6 33.6 580.0 Q2 652.5 32.4 620.1 Q3 648.3 30.1 618.2 Q4 681.0 33.9 647.1 FY $2,595.4 $130.0 $2,465.4 20 20 Q1 630.6 36.7 593.9 Q2 567.0 35.8 531.2 Q3 628.3 29.8 598.5 Q4 711.2 36.1 675.1 FY $2,537.2 $138.5 $2,398.7 20 21 Q1 633.9 31.1 602.8 Q2 713.5 29.6 683.9 YTD $1,347.4 $60.7 $1,286.7

33 2021 Segment Revenue Review Twelve Months Ended % Increase/ Decrease Dollars in Millions December 31, 2021 December 31, 2020 Reported Revenue Growth Currency Impact Constant Currency Growth Americas $1,659.3 $1,465.0 13.3% 0.4% 12.9% EMEA $606.8 $584.9 3.8% 4.4% (0.6)% Asia $297.8 $267.0 11.5% 4.9% 6.6% OEM $245.7 $220.3 11.5% 1.0% 10.5% TOTAL $2,809.6 $2,537.2 10.7% 1.9% 8.8%

34 2021 Global Product Category Revenue Review Twelve Months Ended % Increase/ Decrease Dollars in Millions December 31, 2021 December 31, 2020 Reported Revenue Growth Currency Impact Constant Currency Growth Vascular Access $700.2 $657.7 6.5% 1.9% 4.6% Interventional $427.5 $382.4 11.8% 1.9% 9.9% Anesthesia $380.1 $302.3 25.8% 3.2% 22.6% Surgical $377.8 $317.2 19.1% 2.7% 16.4% Interventional Urology $341.7 $290.0 17.8% 0.1% 17.7% OEM $245.7 $220.3 11.5% 1.0% 10.5% Other1 $336.6 $367.3 (8.4)% 2.2% (10.6)% TOTAL $2,809.6 $2,537.2 10.7% 1.9% 8.8% ◦ 1. Includes revenues generated from sales of the Company’s respiratory and urology products (other than interventional urology products). • 1. Includes revenues generated from the Company’s respiratory and urology products (other than interventional urology products), and products sold to Medline pursuant to the manufacturing and supply transition agreement executed in June of 2021.

35 2021 Financial Review ◦ GAAP gross margin of 55.2%, up 300 bps year-over-year ◦ Adjusted gross margin of 59.4%, up 270 bps year-over-year ◦ GAAP operating margin of 22.4%, up 570 bps year-over-year ◦ Adjusted operating margin of 28.0%, up 310 bps year-over-year Gross margin Operating margin Global revenue growth ◦ GAAP tax rate of 13.3%, compared to 6.1% in prior year ◦ Adjusted tax rate of 13.4%, up 230 bps year-over-year Effective tax rate ◦ GAAP EPS of $10.23 vs. $7.10 in prior year ◦ Adjusted EPS of $13.33, up 24.9% year-over-year Earnings per share ◦ Revenue increased 10.7% year-over-year on a GAAP basis ◦ Revenue increased 8.8% year-over-year on a constant currency basis Note: See appendices for reconciliations of non-GAAP information